Exhibit 1.1

Advisors Disciplined Trust 2340

Trust Agreement

Dated: June 25, 2026

This Trust Agreement among Advisors Asset Management, Inc., as Depositor, Evaluator and Supervisor, and The Bank of New York Mellon, as Trustee, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled “Standard Terms and Conditions of Trust For Advisors Disciplined Trust, Effective for Unit Investment Trusts Investing in Equity Securities Established On and After May 1, 2016” (the “Standard Terms and Conditions of Trust”) and such provisions as are set forth in full and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.

Witnesseth That:

In consideration of the premises and of the mutual agreements herein contained, the Depositor, Trustee, Evaluator and Supervisor agree as follows:

Part I

Standard Terms and Conditions of Trust

Subject to the provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.

Part II

Special Terms and Conditions of Trust

The following special terms and conditions are hereby agreed to:

1.          The Securities listed in the Schedules hereto have been deposited in trust under this Trust Agreement.

2.          The fractional undivided interest in and ownership of a Trust represented by each Unit thereof is a fractional amount, the numerator of which is one and the denominator of which is the amount set forth under “Understanding Your Investment—Statement of Financial Condition—Number of units” in the Prospectus for the Trust.

3.          Notwithstanding anything to the contrary in the Standard Terms and Conditions of Trust, the Trustee’s unit investment trust division office is located at 240 Greenwich Street, New York, NY 10286.

4.          The aggregate number of Units described in Section 2.03(a) of the Standard Terms and Conditions of Trust for a Trust is that number of Units set forth under “Understanding Your Investment—Statement of Financial Condition—Number of units” in the Prospectus for the Trust.

5.          The term “Deferred Sales Charge Payment Dates” for a Trust shall mean the dates, if any, specified for deferred sales fee installments under “Investment Summary—Fees and Expenses” in the Prospectus for the Trust.

6.          The term “Distribution Date” for a Trust shall mean the “Distribution dates” set forth under “Investment Summary—Essential Information” in the Prospectus for the Trust.

7.          The term “First Settlement Date” shall mean the Business Day following the Initial Date of Deposit.

8.          The term “Mandatory Termination Date” for a Trust shall mean the “Termination date” set forth under “Investment Summary—Essential Information” in the Prospectus for the Trust.

9.          The term “Record Date” for a Trust shall mean the “Record dates” set forth under “Investment Summary—Essential Information” in the Prospectus for the Trust.

10.          For purposes of the definition of the term “Income Distribution”, Section 3.05(b)(ii)(A) of the Standard Terms and Conditions of Trust shall apply.

11.          The Depositor’s annual compensation as set forth under Section 3.13 of the Standard Terms and Conditions of Trust shall be that dollar amount per 100 Units set forth under “Investment Summary—Fees and Expenses—Annual operating expenses—Supervisory, evaluation and administration fees” in the Prospectus for the Trust.

12.          The Trustee’s annual compensation as set forth under Section 7.04 of the Standard Terms and Conditions of Trust shall be $0.0105 per Unit.

13.          Section 1.01(42) of the Standard Terms and Conditions of Trust is replaced in its entirety with the following:

“(42)   ‘Percentage Ratio’ shall mean with respect to a Trust, the percentage relationship among the Securities based on the number of contracts of each Option per Unit, the principal amount of each Bond per Unit and the number of shares of each Equity Security per Unit compared to all Securities attributable to each Unit existing immediately prior to the related additional deposit of Securities. The Percentage Ratio shall be adjusted to the extent necessary, and may be rounded, to reflect the occurrence of a stock dividend, a stock split or a similar event which affects the capital structure of the issuer of a Security.”

14.          Section 1.01(50) of the Standard Terms and Conditions of Trust is replaced in its entirety with the following:

“(50)   ‘Rollover Distribution’ shall have the meaning assigned to it in Section 6.04.”

15.          Section 1.01(51) of the Standard Terms and Conditions of Trust is replaced in its entirety with the following:

“(51)  ‘Rollover Unitholder’ shall have the meaning assigned to it in Section 6.04.”

16.          Section 1.01(52) of the Standard Terms and Conditions of Trust is replaced in its entirety with the following:

“(52)   ‘Securities’ shall mean any Bonds, Equity Securities and Options.”

17.          Section 1.01 of the Standard Terms and Conditions of Trust is amended by adding the following subsection immediately after Section 1.01(65):

“(66)     ‘Options’ shall mean any put, call, straddle, option or privilege on a security or other asset, or on a group or index of securities or other assets, including such securities that are Contract Securities, deposited in irrevocable trust and listed in the schedule(s) to the Trust Agreement or which are deposited in or purchased on behalf of a Trust pursuant to Section 2.01(b) or as otherwise permitted hereby, and any securities received in addition to, or in exchange, substitution or replacement for, such securities, as may from time to time continue to be held as a part of the Trust.

(67)     ‘Bonds’ shall mean debt obligations of corporations, municipalities, government entities, sovereigns or other entities including such securities that are Contract Securities and delivery statements relating to ‘when issued’ and/or ‘regular way’ contracts, if any, for the purchase of certain bonds, deposited in irrevocable trust and listed in the schedule(s) to the Trust Agreement or which are deposited in or purchased on behalf of a Trust pursuant to Section 2.01(b) or as otherwise permitted hereby, and any obligations received in addition to, or in exchange, substitution or replacement for, such obligations, as may from time to time continue to be held as part of the Trust.

(68)     ‘Equity Securities’ shall mean any equity securities, including preferred securities, of corporations or other entities, including such securities that are Contract Securities, deposited in irrevocable trust and listed in the schedule(s) to the Trust Agreement or which are deposited in or purchased on behalf of a Trust pursuant to Section 2.01(b) or as otherwise permitted hereby, and any securities received in addition to, or in exchange, substitution or replacement for, such securities, as may from time to time continue to be held as a part of the Trust.”

18.          Section 2.01(a) of the Standard Terms and Conditions of Trust is replaced in its entirety with the following:

“(a) The Depositor, on the date of the Trust Agreement, has deposited with the Trustee in trust the Securities listed in the schedule(s) attached to the Trust Agreement in bearer form or duly endorsed in blank or accompanied by all necessary instruments of assignment and transfer in proper form to be held, managed and applied by the Trustee as herein provided. The Depositor shall deliver to the Trustee the Securities listed on said schedule(s) to the Trust Agreement which were represented by Contract Securities within ninety (90) calendar days after the date of the Trust Agreement (the “Delivery Period”). If a contract for such Contract Securities is terminated a party thereto for any reason beyond the control of the Depositor or if for any other reason the Securities to be delivered pursuant to such contract are not delivered to the Trust by the end of the Delivery Period, the Trustee shall immediately draw on the Letter of Credit, if any, in its entirety, apply the moneys in accordance with Section 2.01(d), and the Depositor shall forthwith take the remedial action specified in Section 3.12. In the event that the Trustee draws on the Letter of Credit, the Trustee shall provide the Depositor with notice upon the withdrawal. If the Depositor does not take the action specified in Section 3.12 within ninety (90) calendar days of the end of the Delivery Period, the Trustee shall forthwith take the action specified in Section 3.12. The Depositor, on the date of the Trust Agreement, has also deposited with the Trustee in trust an amount of cash to be deposited in the Reserve Account described in Section 3.04 and reserved for the payment of organization costs pursuant to Section 3.01, any Creation and Development Fee pursuant to Section 3.15 and other fees and expenses of the Trust, including, but not limited to, fees and expenses payable pursuant to Sections 3.08, 3.13, 7.04 and 9.05. Notwithstanding anything in Section 3.04, cash held in the Reserve Account that is reserved for payment of the foregoing fees and expenses (including Cash deposited pursuant to Section 2.01(b)) shall not be withdrawn from the Reserve Account or distributed to any unitholder prior to termination of the Trust for any other purpose except upon the instruction of the Depositor after determination that such amounts are no longer necessary for payment of such fees and expenses.”

19.          The third paragraph of Section 2.01(b) of the Standard Terms and Conditions of Trust is replaced in its entirety with the following:

“In connection with and at the time of any deposit of additional Securities pursuant to this Section 2.01(b), the Depositor shall replicate Cash (as defined below) received or receivable by the Trust as of the date of such deposit. For purposes of this paragraph, “Cash” means, as to the Capital Account, cash or other property (other than Securities) on hand in the Capital Account or receivable and to be credited to the Capital Account as of the date of the deposit (other than amounts to be distributed solely to persons other than holders of Units created by the deposit) and, as to the Income Account, cash or other property (other than Securities) to be credited to the Income Account received by the Trust as of the date of the deposit or receivable by the Trust in respect of a record date for a payment on a Security which has occurred or will occur before the Trust will be the holder of record of a Security, reduced by the amount of any cash or other property received or receivable on any Security allocable (in accordance with the Trustee’s calculations of distributions from the Income Account pursuant to Section 3.05) to a distribution made or to be made in respect of a Record Date occurring prior to the deposit and, as to the Reserve Account, cash on hand in the Reserve Account or receivable and to be credited to the Reserve Account as of the date of the deposit (other than amounts to be withdrawn or distributed from the Reserve Account as permitted by Sections 2.01(a) and 3.04). Such replication will be made on the basis of a fraction, the numerator of which is the number of Units created by the deposit and the denominator of which is the number of Units which are outstanding immediately prior to the deposit.”

20.          Section 3.01 of the Standard Terms and Conditions of Trust is replaced in its entirety with the following:

“Section 3.01. Initial Cost. Subject to reimbursement as hereinafter provided, the cost of organizing the Trust and the sale of the Units shall be borne by the Depositor, provided, however, that the liability on the part of the Depositor under this Section 3.01 shall not include any fees or other expenses incurred in connection with the administration of the Trust subsequent to the deposit referred to in Section 2.01. At the earlier of six (6) months after the Initial Date of Deposit or the conclusion of the initial offering period (as certified by the Depositor to the Trustee), the Trustee shall withdraw from the Reserve Account, or, if sufficient funds are not available in the Reserve Account, from the Income Account, or, if sufficient funds are not available in the Income Account, from the Capital Account, and pay to the Depositor the Depositor’s reimbursable expenses of organizing the Trust in an amount certified to the Trustee by the Depositor. In no event shall the amount paid by the Trustee to the Depositor for the Depositor’s reimbursable expenses of organizing the Trust exceed the estimated per Unit amount of organization costs set forth in the Prospectus for the Trust multiplied by the number of Units of the Trust outstanding at the earlier of six (6) months after the Initial Date of Deposit or the conclusion of the initial offering period; nor shall the Depositor be entitled to or request reimbursement for expenses of organizing the Trust incurred after the earlier of six (6) months after the Initial Date of Deposit or the conclusion of the initial offering period. If the cash balance of the aforementioned Accounts is insufficient to make such withdrawal, the Trustee shall, as directed by the Depositor, sell Securities identified by the Supervisor, or distribute to the Depositor Securities having a value, as determined under Section 5.01 as of the date of distribution, sufficient for such reimbursement provided that such distribution is permissible under applicable laws and regulations. Securities sold or distributed to the Depositor to reimburse the Depositor pursuant to this Section shall be sold or distributed by the Trustee, to the extent practicable, in the Percentage Ratio then existing (unless the Trust is a RIC, in which case sales or distributions by the Trustee shall be made in accordance with the instructions of the Supervisor or its designees). The reimbursement provided for in this Section shall be for the account of Unitholders of record at the earlier of six (6) months after the Initial Date of Deposit or the conclusion of the initial offering period. Any assets deposited with the Trustee in respect of the expenses reimbursable under this Section 3.01 shall be held and administered as assets of the Trust for all purposes hereunder. Any cash which the Depositor has identified as to be used for reimbursement of expenses pursuant to this Section 3.01 shall be held by the Trustee, without interest, and reserved for such purposes and, accordingly, prior to the earlier of six (6) months after the Initial Date of Deposit or the conclusion of the initial offering period, shall not be subject to distribution or, unless the Depositor otherwise directs, used for payment of redemptions in excess of the per Unit amount payable pursuant to the next sentence. If a Unitholder redeems Units prior to the earlier of six months after the Initial Date of Deposit or the conclusion of the initial offering period, the Trustee shall pay the Unitholder, in addition to the Unit Value of the tendered Units (in the computation of which the expenses reimbursable pursuant to this Section shall have been deducted), unless otherwise directed by the Depositor, an amount equal to the estimated per Unit cost of organizing the Trust set forth in the Prospectus, or such lower revision thereof most recently communicated to the Trustee by the Depositor, multiplied by the number of Units tendered for redemption; to the extent the cash on hand in the Trust is insufficient for such payments, the Trustee shall have the power to sell Securities in accordance with Section 6.02. As used herein, the Depositor’s reimbursable expenses of organizing the Trust shall include, but are not limited to, the cost of the initial preparation and typesetting of the registration statement, prospectuses (including preliminary prospectuses), the Indenture, and other documents relating to a Trust Securities and Exchange Commission and state blue sky registration fees, the costs of the initial valuation of the portfolio and audit of a Trust, the costs of a portfolio consultant, if any, one-time licensing fees, if any, the initial fees and expenses of the Trustee, and legal and other out-of-pocket expenses related thereto, but not including the expenses incurred in the printing of prospectuses (including preliminary prospectuses), expenses incurred in the preparation and printing of brochures and other advertising materials and any other selling expenses.”

21.          Section 3.02 of the Standard Terms and Conditions of Trust is replaced in its entirety with the following:

“Section 3.02. Income Account. The Trustee shall collect the dividends, interest or other like cash distributions on the Securities in each Trust as such becomes payable (including all moneys representing penalties for the failure to make timely payments on the Securities, or as liquidated damages for default or breach of any condition or term of the Securities or of the underlying instrument relating to any Securities and other income attributable to a Failed Contract Security for which no Replacement Security has been obtained pursuant to Section 3.12 hereof and interest accrued but unpaid prior to the date of deposit of the Securities) in trust and including that part of the proceeds of the sale, liquidation, redemption, prepayment or maturity of any Bonds or insurance payments thereon which represent interest thereon and credit such income to a separate account for each Trust to be known as the “Income Account.”Any distributions received by the Trustee in a form other than cash (other than a non-taxable distribution of the shares of the distributing entity, which shall be returned by the Trust) shall be dealt with in the manner described in Section 3.11 and shall be retained or disposed of by a Trust according to those provisions. The proceeds of any disposition shall be credited to the Income Account of the Trust. The Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any such sale.”

22.          Section 3.05(a) of the Standard Terms and Conditions of Trust is replaced in its entirety with the following:

“(a) The Trustee, as of the First Settlement Date, shall advance from its own funds and shall pay to the Unitholders of each Trust then of record the amount of interest accrued on the Bonds deposited in such Trust. The Trustee shall be entitled to reimbursement for such advancement from interest received by the respective Trust before any further distributions shall be made from the Income Account to Unitholders of the Trust. The Trustee shall also advance from its own funds and pay the appropriate persons the amount of any interest which accrues on any “when, as and if issued” or “delayed delivery” Bonds deposited in a Trust from the First Settlement Date to the respective dates of delivery to the Trust of any such Bonds. Subsequent distributions shall be made as hereinafter provided. Subsequent distributions of funds from the Income Account of a Trust shall be made on the applicable Record Dates of a Trust as described herein. On or promptly after the last Business Day of each month, the Trustee shall satisfy itself as to the adequacy of the Reserve Account, making any further credits thereto as may appear appropriate in accordance with Section 3.04 and shall then with respect to each Trust:

(i)        deduct from the Reserve Account, or to the extent funds are not available in the Reserve Account, from the Income Account or, to the extent funds are not available in the Income Account, from the Capital Account and pay to itself individually the amounts that it is at the time entitled to receive pursuant to Section 7.04;

(ii)       deduct from the Reserve Account, or to the extent funds are not available in the Reserve Account, from the Income Account of the Trust, and, to the extent funds are not sufficient in the Income Account, from the Capital Account of the Trust, amounts necessary to pay any unpaid expenses of the Trust, including registration charges, state blue sky fees, printing costs, attorneys’ fees, auditing costs and other miscellaneous out-of-pocket expenses, as certified by the Depositor, incurred in keeping the registration of the Units and the Trust on a current basis pursuant to Section 9.05;

(iii)      deduct from the Reserve Account, or to the extent funds are not available in the Reserve Account, from the Income Account or, to the extent funds are not available in the Income Account, from the Capital Account and pay to, or reserve for, the Depositor, Supervisor and Evaluator, as applicable, the amount that it is entitled to receive pursuant to Section 3.13;

(iv)      deduct from the Reserve Account, or to the extent funds are not available in the Reserve Account, from the Income Account or, to the extent funds are not available in the Income Account, from the Capital Account and pay to counsel, as hereinafter provided for, an amount equal to unpaid fees and expenses, if any, of such counsel pursuant to Section 3.08, as certified to by the Depositor; and

(v)       Notwithstanding any of the previous provisions, if a Trust is a RIC, the Trustee is directed to make any distribution or take any action necessary in order to maintain the qualification of the Trust as a RIC for federal income tax purposes or to provide funds to make any distribution for a taxable year in order to avoid imposition of any income or excise taxes on the Trust or on undistributed income in the Trust.”

23.          The first paragraph of Section 3.06 of the Standard Terms and Conditions of Trust shall be replaced in its entirety with the following:

“With each distribution from the Income or Capital Accounts of a Trust the Trustee shall set forth, either in the instrument by means of which payment of such distribution is made or in an accompanying statement, the amount being distributed from each such Account and, if from the Income Account, the amount of accrued interest (uncollected and not available for distribution) on the Record Date for such distribution, each expressed as a dollar amount per Unit.”

24.          Section 3.06(A)(1) of the Standard Terms and Conditions of Trust shall be replaced in its entirety with the following:

“(1)     the amount of income received on the Securities including amounts received as a portion of the proceeds of any disposition of Securities and accreted original discount on the Bonds;”

25.          The following sentences are added to the end of Section 3.06 of the Standard Terms and Conditions of Trust:

“The Trustee may furnish such statement by posting it to a website that is set forth in the Trust’s Prospectus (which may be a publicly available website). A Unitholder may request delivery of such statement by contacting the Depositor at the applicable phone number in the Trust’s Prospectus.”

26.          Section 3.07 of the Standard Terms and Conditions of Trust shall be replaced in its entirety with the following:

“Section 3.07. Sale of Securities. (a) If necessary, in order to maintain the sound investment character of a Trust, the Depositor may direct the Trustee to sell, liquidate or otherwise dispose of Securities in such Trust at such price and time and in such manner as shall be determined by the Depositor, provided that the Supervisor has determined, if appropriate, that any one or more of the following conditions exist with respect to such Securities:

(i)        that there has been a default on any of the Securities in the payment of dividends, interest, principal or other payments, after declared and when due and payable;

(ii)       that any action or proceeding has been instituted at law or equity seeking to restrain or enjoin the payment of dividends, interest, principal or other payments on Securities after declared and when due and payable, or that there exists any legal question or impediment affecting such Securities or the payment of dividends, interest, principal or other payments from the same;

(iii)      that there has occurred any breach of covenant or warranty in any document relating to the issuer of the Securities which would adversely affect either immediately or contingently the payment of dividends, interest, principal or other payments after declared and when due and payable from the Securities, or the general credit standing of the issuer or otherwise impair the sound investment character of such Securities;

(iv)      that there has been a default in the payment of dividends, interest, principal, income, premium or other similar payments, if any, on any other outstanding obligations of the issuer or guarantor of such Securities;

(v)       that the price of the Security has declined to such an extent or other such credit factors exist so that in the opinion of the Supervisor, as evidenced in writing to the Trustee, the retention of such Securities would be detrimental to the Trust and to the interest of the Unitholders;

(vi)      that all of the Securities in the Trust will be sold pursuant to termination of the Trust pursuant to Section 9.02;

(vii)     that such sale is required due to Units tendered for redemption;

(viii)    that there has been a public tender offer made for a Security or a merger or acquisition is announced affecting a Security, and that in the opinion of the Supervisor the sale or tender of the Security is in the best interest of the Unitholders;

(ix)       with respect to an Index Trust, that the Security has been removed from the Trust’s Target Index;

(x)       with respect to an Index Trust, that the Security is over-represented in the Trust’s portfolio in comparison to such Security’s weighting in the Trust’s Target Index;

(xi)       if the Trust is a Grantor Trust, that the sale of such Securities is required in order to prevent the Trust from being deemed an association taxable as a corporation for federal income tax purposes;

(xii)      if the Trust is a RIC, that such sale is necessary or advisable (A) to maintain the qualification of the Trust as a RIC for federal income tax purposes or (B) to provide funds to make any distribution for a taxable year in order to avoid imposition of any income or excise taxes on the Trust or on undistributed income in the Trust;

(xiii)     that as result of the ownership of the Security, the Trust or its Unitholders would be a direct or indirect shareholder of a passive foreign investment company as defined in section 1297 (a) of the Code;

(xiv)    that such sale is necessary for the Trust to comply with such federal and/or state securities laws, regulations and/or regulatory actions and interpretations which may be in effect from time to time;

(xv)     that any action or proceeding has been instituted in law or equity seeking to restrain or enjoin the payment of principal or interest on any Bonds, attacking the constitutionality of any enabling legislation or alleging and seeking to have judicially determined the illegality of the issuing body or the constitution of its governing body or officers, the illegality, irregularity or omission of any necessary acts or proceedings preliminary to the issuance of such Bonds, or seeking to restrain or enjoin the performance by the officers or employees of any such issuing body of any improper or illegal act in connection with the administration of funds necessary for debt service on such Bonds or otherwise; or that there exists any other legal question or impediment affecting such Securities or the payment of debt service on the same;

(xvi)    that any Bonds are the subject of an advanced refunding. For the purposes of this Section 3.07(a)(xvi), “an advanced refunding” shall mean when refunding bonds are issued and the proceeds thereof are deposited in an irrevocable trust to retire the Bonds on or before their redemption date; or

(xvii)   that as of any Record Date any of the Bonds are scheduled to be redeemed and paid prior to the next succeeding Distribution Date; provided, however, that as the result of such redemption the Trustee will receive funds in an amount sufficient to enable the Trustee to include in the next distribution from the Capital Account at least $1.00 per 100 Units.

(b)          In the event a Security is sold pursuant to Section 3.07(a)(v) as a direct result of serious adverse credit factors affecting the issuer of such Security and the Trust is a RIC, then the Depositor may, if permitted by applicable law, but is not obligated, to direct the reinvestment of the proceeds of the sale of such Security in any other securities which meet the criteria necessary for inclusion in such Trust on the Initial Date of Deposit.

(c)          In the event a Security is sold pursuant to Section 3.07(a)(ix) and the Trust is a RIC, the Depositor may direct the reinvestment of the proceeds of the sale of such Security, to the extent practicable, into any security which replaces such Security as a component of the Trust’s Target Index or, if no security so replaces such Security, into any other Securities which are under-represented in the Trust’s portfolio in comparison to their weighting in the Trust’s Target Index. In the event a Security is sold pursuant to Section 3.07(a)(x) and the Trust is a RIC, the Depositor may direct the reinvestment of the proceeds of the sale of such Security, to the extent practicable, into any other Securities which are under-represented in the Trust’s portfolio in comparison to their weighting in the Trust’s Target Index. Without limiting the generality of the foregoing, in determining whether such reinvestment is practicable, the Depositor may, but is not obligated to, specifically consider the ability of the Trust to reinvest such proceeds into round lots of a Security.

(d)          Upon receipt of such direction from the Depositor to dispose of Securities as described in this Section 3.07 upon which the Trustee shall rely, the Trustee shall proceed to sell or liquidate the specified Securities in accordance with such direction, and upon the receipt of the proceeds of any such sale or liquidation, after deducting therefrom any fees and expenses of the Trustee connected with such sale or liquidation and any brokerage charges, taxes or other governmental charges shall deposit such net proceeds in the applicable Capital Account; provided, however, that the Trustee shall not liquidate or sell any Bonds upon receipt of a direction from the Depositor pursuant to Section 3.07(a)(xvii), unless the Trustee shall receive on account of such sale or liquidation the full principal amount of such Bonds, plus the premium, if any, and the interest accrued and to accrue thereon to the date of the redemption of such Bonds.

(e)          The Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any sale made pursuant to any such direction or by reason of the failure of the Depositor to give any such direction, and in the absence of such direction the Trustee shall have no duty to sell or liquidate any Securities under this Section 3.07.

(f)          If Options have been written with respect to Equity Securities, such Equity Securities cannot be sold or liquidated without also closing out the related Options positions.

(g)          If Options have been written by the Trust where potential amounts owed on such Options are covered by potential payouts at expiration by Options purchased by the Trust, then such purchased Options cannot be liquidated without also closing out the related written Option positions.”

27.          Section 3.08 of the Standard Terms and Conditions of Trust shall be replaced in its entirety with the following:

“Section 3.08. Counsel. The Depositor may employ from time to time as it may deem necessary a firm of attorneys for any legal services that may be required in connection with the disposition of underlying securities pursuant to Section 3.07. The fees and expenses of such counsel shall be paid by the Trustee from the Reserve, Income and Capital Accounts of the appropriate Trust as provided for in Section 3.05.”

28.          Section 3.09 of the Standard Terms and Conditions of Trust shall be replaced in its entirety with the following:

“Section 3.09. Notice and Sale by Trustee. If at any time dividends, interest, principal or other payments, after declared and when due and payable on any of the Securities shall not have been paid within thirty (30) days, the Trustee shall notify the Depositor thereof. If within thirty (30) days after such notification the Depositor has not given any instruction to sell or to hold or has not taken any other action in connection with such Securities, the Trustee may in its discretion sell such Securities forthwith, and the Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of such sale.”

29.          Section 3.10(b) of the Standard Terms and Conditions of Trust shall be replaced in its entirety with the following:

“(b) Each Trust shall indemnify, defend and hold harmless the Depositor from and against any loss, liability or expense incurred in acting as Depositor of such Trust (including the cost and expenses of the defense against such loss, liability or expense) other than by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder. The Depositor shall not be under any obligation to appear in, prosecute or defend any legal action which in its opinion may involve it in any expense or liability; provided, however, that the Depositor may in its discretion undertake any such action which it may deem necessary or desirable in respect of this Indenture and the rights and duties of the parties hereto and the interests of the Unitholders hereunder and, in such event, the legal expenses and costs of any such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust concerned and shall be paid directly by the Trustee out of the Reserve, Income and Capital Accounts of such Trust.”

30.       Section 3.10(d)(i) of the Standard Terms and Conditions of Trust is replaced in its entirety with the following:

“(i)      The Depositor may resign and be discharged hereunder, by executing an instrument in writing resigning as Depositor and filing the same with the Trustee, not less than sixty (60) days before the date specified in such instrument when such resignation is to take effect. Upon effective resignation hereunder, the resigning Depositor shall be discharged and shall no longer be liable in any manner hereunder except as to acts or omissions occurring prior to such resignation and any successor depositor appointed by the Trustee pursuant to Section 7.01(g) shall thereupon perform all duties and be entitled to all rights under this Indenture. The successor Depositor shall not be under any liability hereunder for occurrences or omissions prior to the execution of such instrument. Notice of such resignation and appointment of a successor depositor shall be delivered by the Trustee to each Unitholder then of record.”

31.          The first paragraph of Section 3.11 of the Standard Terms and Conditions of Trust shall be replaced in its entirety with the following:

“In the event that the Trustee shall have been notified at any time of any action to be taken or proposed to be taken by holders of the Securities (including but not limited to the making of any demand, direction, request, giving of any notice, consent or waiver or the voting with respect to any matter relating to the Securities), the Trustee shall promptly notify the Depositor and shall thereupon take such action or refrain from taking any action as the Depositor shall in writing direct which includes electronic communication; provided, however, that if the Depositor shall not within five (5) Business Days of the giving of such notice to the Depositor direct the Trustee to take or refrain from taking any action, the Trustee shall take such action or refrain from taking any action, (i) so as to insure that the Equity Securities are voted as closely as possible in the same manner and the same general proportion, with respect to all issues, as are shares of such Equity Securities that are held by owners other than the Trust and (ii) as it, in its sole discretion, shall deem advisable with respect to the Bonds. Notwithstanding the foregoing, in the event that the Trustee shall have been notified at any time of any action to be taken or proposed to be taken by holders of Fund Shares (including but not limited to the making of any demand, direction, request, giving of any notice, consent or waiver or the voting with respect to any matter relating to the Equity Securities), the Trustee shall promptly notify the Depositor and shall thereupon take such reasonable action or refrain from taking any action with respect to the Fund Shares so that the Fund Shares are voted as closely as possible in the same manner and the same general proportion, with respect to all issues, as are shares of such Fund Shares that are held by owners other than the Trust.”

32.          The second paragraph of Section 3.13 of the Standard Terms and Conditions of Trust shall be replaced in its entirety with the following:

“If the cash balance in the Reserve, Income and Capital Accounts shall be insufficient to provide for amounts payable pursuant to this Section 3.13, the Trustee shall have the power to sell Securities and apply the proceeds of any such sale in payment of the amounts payable pursuant to this Section 3.13, provided that Securities shall be sold by the Trustee, to the extent practicable, in the Percentage Ratio then existing.”

33.          The first paragraph of Section 3.15 of the Standard Terms and Conditions of Trust shall be replaced in its entirety with the following:

“Section 3.15. Creation and Development Fee. If the Prospectus related to a Trust specifies a creation and development fee (the “Creation and Development Fee”), the Trustee shall, on such date or dates set forth in the Prospectus for a Trust withdraw from the Reserve Account an amount equal to the entire Creation and Development Fee and credit such amount to a special non-Trust account designated by the Depositor out of which the Creation and Development Fee will be distributed to the Depositor (the “Creation and Development Account”). The reimbursement provided for in this Section shall be for the account of Unitholders of record at the conclusion of the initial offering period and shall have no effect on the Unit Value prior to such date. If the balance in the Reserve Account is insufficient to make any such withdrawal, the Trustee shall, as directed by the Depositor, either advance funds in an amount equal to the proposed withdrawal and be entitled to reimbursement of such advance from the Income Account, or, if sufficient funds are not available in the Income Account, from the Capital Account, or sell Securities and credit the proceeds thereof to the Creation and Development Account to the extent payable pursuant to this Section 3.15. If the Trust is terminated pursuant to Section 7.01(h), the Depositor agrees to reimburse Unitholders for any amounts of the Creation and Development Fee collected by the Depositor to which it is not entitled. All advances made by the Trustee pursuant to this Section shall be secured by a lien on the Trust prior to the interest of Unitholders. Notwithstanding the foregoing, the Depositor shall not receive any amount of Creation and Development Fee which exceeds the maximum amount per Unit stated in the Prospectus. The Depositor agrees to reimburse the Trust and any Unitholder any amount of Creation and Development Fee it receives which exceeds the amount which the Depositor may receive under applicable laws, regulations and rules.”

34.          The Standard Terms and Conditions of Trust shall be amended to include the following sections:

“Section 3.20. Refunding Bonds. In the event that an offer shall be made by an obligor of any of the Bonds in a Trust to issue new obligations in exchange and substitution for any issue of Bonds pursuant to a plan for the refunding or refinancing of such Bonds, the Depositor shall instruct the Trustee in writing to reject such offer and either to hold or sell such Bonds, except that if (1) the issuer is in default with respect to such Bonds or (2) in the opinion of the Depositor, given in writing to the Trustee, the issuer will probably default with respect to such Bonds in the reasonably foreseeable future, the Depositor shall instruct the Trustee in writing to accept or reject such offer or take any other action with respect thereto as the Depositor may deem proper. Any obligation so received in exchange shall be deposited hereunder and shall be subject to the terms and conditions of this Indenture to the same extent as the Bonds originally deposited hereunder. Within five (5) days after such deposit, notice of such exchange and deposit shall be given by the Trustee to each Unitholder of such Trust, including an identification of the Bonds eliminated and the securities substituted therefor.

Section 3.21. Trustee Not Required to Amortize. Nothing in this Indenture, or otherwise, shall be construed to require the Trustee to make any adjustments between the Income and Capital Accounts of any Trust by reason of any premium or discount in respect of any of the Bonds.”

35.          Section 5.01 of Standard Terms and Conditions of Trust shall be replaced in its entirety with the following:

“Section 5.01. Evaluation of Securities. (a) The Evaluator shall determine separately, and shall promptly furnish to the Trustee and the Depositor upon request, the value of each issue of Securities (including Contract Securities) (“Evaluation”) as of the Evaluation Time (i) on each Business Day during the period which the Units are being offered for sale to the public and (ii) on any other day on which a Trust Evaluation is to be made pursuant to Section 6.01 or which is requested by the Depositor or the Trustee. As part of the Trust Evaluation, the Evaluator shall determine separately and promptly furnish to the Trustee and the Depositor upon request the Evaluation of each issue of Securities initially deposited in a Trust on the Initial Date of Deposit. The Evaluator’s determination of the offering prices of the Securities on the Initial Date of Deposit shall be included in the schedule(s) attached to the Trust Agreement.

(b) During the initial offering period of a Trust (as determined by the Depositor and described in the related Prospectus) the Evaluation for each Security shall be made in the following manner: (i) with respect to Securities for which market quotations are readily available, such Evaluation shall be made on the basis of the current market value of such Securities; and (ii) with respect to other Securities’ such Evaluation shall be made on the basis of the fair value of such Securities as determined in good faith by the Evaluator. If the Securities are listed on a national or foreign securities exchange and market quotations of such Securities are readily available, the market value of such Securities shall generally be based on the last available closing sale price at or immediately prior to the Evaluation Time on the exchange or market which is the principal market therefor, which shall be deemed to be the New York Stock Exchange if the Securities are listed thereon (unless the Evaluator deems such price inappropriate as a basis for evaluation) or, if there is no such available sale price on such exchange at the last available ask prices of the Securities or the last available bid price in the case of Options written by the Trust. If the Securities are not so listed or, if so listed, the principal market therefor is other than on such exchange, or if there is no such available sale price on such exchange, such Evaluation shall generally be based on the following methods or any combination thereof whichever the Evaluator deems appropriate: (i) in the case of Equity Securities and purchased Options, on the basis of the current ask price for comparable securities and in the case of written Options, on the basis of the current bid price for comparable securities (unless the Evaluator deems such price inappropriate as a basis for evaluation), (ii) on the basis of current offering prices for the Bonds; (iii) if current ask or offering prices are not available for the Securities, on the basis of current ask or offering prices for comparable securities, (iv) by determining the valuation of Securities on the ask or offering side of the market by appraisal, or on the bid side of the market for written Options, (v) by causing the value of the Securities to be determined by others engaged in the practice of evaluation, quoting or appraising comparable securities or (vi) by any combination of the above. With respect to Fund Shares that are not listed on a national or foreign securities exchange, such valuations shall be made on the basis of the current net asset value of such shares as determined by the issuers of such Fund Shares. If the Trust holds Securities denominated in a currency other than U.S. dollars, the Evaluation of such Security shall be converted to U.S. dollars based on current offering side exchange rates (unless the Evaluator deems such prices inappropriate as a basis for valuation). As used herein, the closing sale price is deemed to mean the most recent closing sale price on the relevant securities exchange at or immediately prior to the Evaluation Time. For each Evaluation, the Evaluator shall also confirm and furnish to the Depositor the calculation of the Trust Evaluation to be computed pursuant to Section 6.01.

(c) Following the initial offering period, for purposes of the Trust Evaluations required by Section 6.01 in determining Redemption Price and Unit Value and for secondary market purchases, Evaluation of the Securities shall be made in the manner described in Section 5.01(b), on the basis of the last available bid prices of the securities (rather than ask or offer prices) except that Evaluations of Options written by the Trust will be made on the basis of the ask prices (rather than bid prices), and except in those cases in which the Securities are listed on a national securities exchange or a foreign securities exchange and the last available sale prices are utilized. In addition, with respect to each Security which is traded principally on a foreign securities exchange, the Evaluator shall (i) not make the addition specified in the fourth sentence of Section 5.01(b) and (ii) shall reduce the Evaluation of each Security by the amount of any liquidation costs (other than brokerage costs incurred on any national securities exchange) and any capital gains or other taxes which would be incurred by the Trust upon the sale of such Security, such taxes being computed as if the Security were sold on the date of the Evaluation.”

36.          The first paragraph of Section 6.01 of Standard Terms and Conditions of Trust shall be replaced in its entirety with the following:

“As of the Evaluation Time (a) on the last Business Day of each year, (b) on the day on which any Unit is tendered for redemption and (c) on any other day desired by the Trustee or requested by the Depositor, the Trustee shall: add (i) all moneys on deposit in a Trust or moneys in the process of being collected from matured interest coupons or bonds matured or called for redemption prior to maturity (excluding cash, cash equivalents or Letters of Credit deposited pursuant to Section 2.01 hereof for the purchase of Contract Securities, unless such cash or Letters of Credit have been deposited in the Income and Capital Accounts because of failure to apply such moneys to the purchase of Contract Securities pursuant to the provisions of Sections 2.01, 3.02 and 3.03, plus (ii) the aggregate Evaluation of all Securities (including Contract Securities and additional Securities for which purchase contracts have been entered into pursuant to the Depositor’s instructions pursuant to clause (ii) of the first sentence of Section 2.01(b), less the purchase price of such contracts) on deposit in such Trust (such Evaluation to be made on the basis of the aggregate underlying value of the Securities as determined in Section 5.01(b) for the purpose of computing redemption value of Units as set forth in Section 6.02), plus (iii) all other income from the Securities (including dividends receivable on the Equity Securities trading ex-dividend as of the date of such valuation and including interest accrued on the Bonds not subject to collection and distribution) as of the Evaluation Time on the date of such Evaluation together with all other assets of such Trust. For each such computation there shall be deducted from the sum of the above (i) amounts representing any applicable taxes or charges payable out of the respective Trust and for which no deductions shall have previously been made for the purpose of addition to the Reserve Account, (ii) amounts representing estimated accrued expenses of such Trust including but not limited to unpaid fees and expenses of the Trustee, the Evaluator, the Supervisor, the Depositor and counsel, in each case as reported by the Trustee to the Depositor on or prior to the date of computation, (iii) amounts representing unpaid organization costs, (iv) if the Prospectus for a Trust provides that the Creation and Development Fee, if any, accrues on a daily basis, amounts representing unpaid accrued Creation and Development fees, (v) if the Prospectus for a Trust provides that the deferred sales charge, if any, accrues on a daily basis, amounts representing unpaid accrued deferred sales charge, and (vi) any amounts identified by the Trustee, as of the date of such computation, as held for distribution to Unitholders of record as of an Income or Capital

Account Record Date, or for payment of the Redemption Price of Units tendered, prior to such date. The resulting figure is herein called a “Trust Evaluation.” The value of the pro rata share of each Unit of the respective Trust determined on the basis of any such evaluation shall be referred to herein as the “Unit Value.” Amounts receivable by the Trust in foreign currency shall be reported to the Evaluator who shall convert the same to U.S. dollars based on current exchange rates, in the same manner as provided in Section 5.01(b) or 5.01(c), as applicable, for the conversion of the valuation of foreign Securities, and the Evaluator shall report such conversion with each Evaluation made pursuant to Section 5.01.”

37.       Section 6.02(b) of Standard Terms and Conditions of Trust shall be replaced in its entirety with the following:

“(b) Subject to the restrictions set forth in the Prospectus of a Trust, Unitholders of a Trust who redeem that minimum number of Units of a Trust set forth in the Prospectus for such Trust may request a distribution in-kind (an “In Kind Distribution”) of (i) such Unitholder’s pro rata portion of each of the Securities listed on a United States securities exchange or primarily traded in a United States securities market or trading system in such Trust, in whole shares, and (ii) cash equal to such Unitholder’s pro rata portion of the Reserve, Income and Capital Accounts as follows: (X) a pro rata portion of the net sale proceeds of Securities representing any fractional shares included in such Unitholder’s pro rata share of the Securities and of Securities that are not listed on a United States securities exchange or primarily traded in a United States securities market or trading system and (Y) such other cash as may properly be included in such Unitholder’s pro rata share of the sum of the cash balances of the Reserve, Income and Capital Accounts in an amount equal to the Unit Value determined on the basis of a Trust Evaluation made in accordance with Section 6.01 determined by the Trustee on the date of tender less amounts determined in clauses (i) and (ii)(X) of this Section. Subject to Section 6.04 with respect to Rollover Unitholders, to the extent possible, distributions of Securities pursuant to an In Kind Distribution shall be made by the Trustee through the distribution of each of the Securities in book entry form to the account of the Unitholder’s bank or broker-dealer at the Depository Trust Company. Any In Kind Distribution will be reduced by customary transfer and registration charges.”

38.       The third paragraph of Section 6.02(d) of Standard Terms and Conditions of Trust shall be replaced in its entirety with the following:

“If the Depositor does not elect to purchase any Units of a Trust tendered to the Trustee for redemption, or if Units are being tendered by the Depositor for redemption, that portion of the Redemption Price which represents dividends or interest shall be withdrawn from the Income Account of such Trust to the extent available. The balance paid on any redemption, including accrued interest, if any, shall be withdrawn from the Reserve and Capital Accounts of such Trust to the extent that funds are available for such purpose. If such available balance shall be insufficient, the Trustee shall sell such of the Securities held in such Trust, currently designated for such purposes by the Supervisor, as the Trustee in its sole discretion shall deem necessary. The Trustee is authorized to advance funds to the Trust for the payment of the Redemption Price and to reimburse itself the amount of such advance from the proceeds of Securities sold or when sufficient funds are next available in the Capital Account. In the event that funds are withdrawn from such Capital Account for payment of accrued interest, such Capital Account shall be reimbursed for such funds so withdrawn when sufficient funds are next available in such Income Account.”

39.       The first paragraph of Section 7.01 of Standard Terms and Conditions of Trust shall be replaced in its entirety with the following:

“Section 7.01. General Definition of Trustee’s Liabilities, Rights and Duties. The Trustee shall in its discretion undertake such action as it may deem necessary at any and all times to protect each Trust and the rights and interests of the Unitholders thereof pursuant to the terms of this Indenture, provided, however, that the expenses and costs of such actions, undertakings or proceedings shall be reimbursable to the Trustee from the Reserve, Income and Capital Accounts of such Trust and the payment of such costs and expenses shall be secured by a prior lien on such Trust.”

40.       Section 7.01(d) of Standard Terms and Conditions of Trust shall be replaced in its entirety with the following:

“(d) the Trustee shall not be under any obligation to appear in, prosecute or defend any action, which in its opinion may involve it in expense or liability, unless, as often as required by the Trustee, it shall be furnished with reasonable security and indemnity against such expense or liability, and any pecuniary cost of the Trustee from such actions shall be deductible from and a charge against the Reserve, Income and Capital Accounts of the affected Trust;”

41.       Section 7.01(e)(i) of Standard Terms and Conditions of Trust shall be replaced in its entirety with the following:

“(e) (i) Subject to the provisions of subparagraph (ii) of this paragraph, the Trustee may employ agents, sub-custodians, attorneys, accountants and auditors and shall not be answerable for the default or misconduct of any such agents, sub-custodians, attorneys, accountants or auditors if such agents, sub-custodians, attorneys, accountants or auditors shall have been selected with reasonable care. The Trustee shall be fully protected in respect of any action under this Indenture taken or suffered in good faith by the Trustee, in accordance with the opinion of counsel, which may be counsel to the Depositor acceptable to the Trustee; provided, however, that this disclaimer of liability shall not (A) excuse the Trustee from the responsibilities specified in subparagraph (ii) below or (B) limit the obligation of the Trustee to indemnify the Trust under paragraph 7.01(f). The fees and expenses charged by such agents, sub-custodians, attorneys, accountants or auditors shall constitute an expense of the Trustee reimbursable from the Reserve, Income and Capital Accounts of the affected Trust as set forth in Section 7.04;”

42.       Section 7.01 of the Standard Terms and Conditions of Trust is amended by adding the following immediately after Section 7.01(e)(iii):

“(iv) With the prior consent of the Trustee, the Depositor is authorized to engage a securities intermediary and the Trustee shall place and maintain Options with such securities intermediary that is a clearing member of the Options Clearing Corporation in compliance with Rule 17f-4 under the Investment Company Act of 1940, as amended, and Securities and Exchange

Commission guidance (including, without limitation, that certain no-action letter to Institutional Equity Fund (available February 27, 1984)). The securities intermediary shall be Pershing LLC or such other securities intermediary as shall be appointed from time to time. The Depositor shall require that each such securities intermediary be: (A) obligated to exercise no less than due care in accordance with reasonable commercial standards in discharging its duty as a securities depository or intermediary to obtain and thereafter maintain the Options; and (B) required to provide, promptly upon request by the Trustee or Depositor, such reports as are available concerning the internal accounting controls and financial strength of the depository or custodian. The Depositor shall obtain a certificate from the securities intermediary to provide to the Trustee confirming the qualification of such a securities intermediary to hold Trust assets under Rule 17f-4 under the Investment Company Act of 1940, and will obtain on an annual basis information which shall permit the Depositor and the Trustee to conduct an analysis of the custody risks associated with maintaining assets with such securities intermediary. The Depositor shall take such action as the Depositor deems appropriate in the event the Depositor and the Trustee determines the custody of the Options shall no longer be maintained by the securities intermediary.”

43.       Section 7.01(g) of Standard Terms and Conditions of Trust shall be replaced in its entirety with the following:

(g) if at any time the Depositor shall resign or fail to undertake or perform any of the duties which by the terms of this Indenture are required by it to be undertaken or performed, or such Depositor shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of such Depositor or of its property shall be appointed, or any public officer shall take charge or control of such Depositor or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then in any such case, the Trustee may: (i) appoint a successor depositor who shall act hereunder in all respects in place of such Depositor which successor shall be satisfactory to the Trustee, and which may be compensated at rates deemed by the Trustee to be reasonable under the circumstances, by deduction ratably from the Reserve Account of the affected Trust, or, to the extent funds are not available in the Reserve Account, from the Income Account of the affected Trust or, to the extent funds are not available in the Income Account, from the Capital Account of the affected Trust but no such deduction shall be made exceeding such reasonable amount as the Securities and Exchange Commission may prescribe in accordance with Section 26(a)(2)(C) of the Investment Company Act of 1940, as amended, or (ii) act hereunder in its own discretion without appointing any successor depositor and receive additional compensation at rates determined as provided in clause (i); or (iii) terminate and liquidate the affected Trust in the manner provided in Section 9.02;”

44.       Section 7.01(i) of Standard Terms and Conditions of Trust shall be replaced in its entirety with the following:

“(i) in no event shall the Trustee be liable for any taxes or other governmental charges imposed upon or in respect of the Securities or upon the interest thereon or upon it as Trustee hereunder or upon or in respect of any Trust which it may be required to pay under any present or future law of the United States of America or of any other taxing authority having jurisdiction in the premises. For all such taxes and charges and for any expenses, including counsel fees, which the Trustee may sustain or incur with respect to such taxes or charges, the Trustee shall be reimbursed and indemnified out of the Reserve, Income and Capital Accounts of the affected Trust, and the payment of such amounts so paid by the Trustee shall be secured by a lien on such Trust prior to the interests of the Unitholders;”

45.       The third paragraph of Section 7.02 of Standard Terms and Conditions of Trust shall be replaced in its entirety with the following:

“If provided for in the Prospectus for a Trust, the Trustee shall pay, or reimburse to the Depositor, the expenses related to the updating of the Trust’s registration statement, to the extent of legal fees, typesetting fees, electronic filing expenses and regulatory filing fees. Such expenses shall be paid from the Reserve Account, or, to the extent funds are not available from the Reserve Account, from the Income Account, or to the extent funds are not available in the Income Account, from the Capital Account, against an invoice or invoices therefor presented to the Trustee by the Depositor. By presenting such invoice or invoices, the Depositor shall be deemed to certify, upon which certification the Trustee is authorized conclusively to rely, that the amounts claimed therein are properly payable pursuant to this paragraph. The Depositor shall provide the Trustee, from time to time as requested, an estimate of the amount of such expenses, which the Trustee shall use for the purpose of estimating the accrual of Trust expenses. The amount paid by the Trust pursuant to this paragraph in each year shall be separately identified in the annual statement provided to Unitholders. The Depositor shall assure that the Prospectus for the Trust contains such disclosure as shall be necessary to permit payment by the Trust of the expenses contemplated by this paragraph under applicable laws and regulations. The provisions of this paragraph shall not limit the authority of the Trustee to pay, or reimburse to the Depositor or others, such other or additional expenses as may be determined to be payable from the Trust as provided herein.”

46.       Section 7.04 of Standard Terms and Conditions of Trust shall be replaced in its entirety with the following:

“Section 7.04. Compensation. For services performed under this Indenture the Trustee shall be paid a fee at an annual rate in the amount per Unit set forth in the Trust Agreement. The Trustee shall charge a pro rated portion of its annual fee at the times specified in Section 3.05, which pro rated portion shall be calculated on the basis of the largest number of Units in such Trust at any time during the primary offering period. After the primary offering period has terminated, the fee shall accrue daily and be based on the number of Units outstanding on the first (1st) Business Day of each calendar year in which the fee is calculated or the number of Units outstanding at the end of the primary offering period, as appropriate. The annual Trustee fee shall be prorated for any calendar year in which the Trustee provides services during less than the whole of such year. The Trustee may from time to time adjust its compensation as set forth above provided that total adjustment upward does not, at the time of such adjustment, exceed the percentage of the total increase, after the date hereof, in consumer prices for services as measured by the United States Department of Labor Consumer Price Index entitled “All Services Less Rent of Shelter” or similar index, if such index should no longer be published. The consent or concurrence of any Unitholder hereunder shall not be required for any such adjustment or increase. Such compensation shall be calculated and paid in installments by the Trustee against the Reserve, Income and Capital Accounts of each Trust at the times specified in Section 3.05; provided, however, that such compensation shall be deemed to provide only for the usual, normal and proper functions undertaken as Trustee pursuant to this Indenture. The Trustee shall also charge the Income and Capital Accounts of each Trust for any and all expenses and disbursements incurred hereunder, including license fees, if any, expenses incurred in printing and delivering quarterly, semi-annual or annual communications to Unitholders if the Prospectus so provides, legal and auditing expenses, and for any extraordinary services performed by the Trustee hereunder relating to such Trust.

The Trustee shall be indemnified ratably by the affected Trusts and held harmless against any loss or liability accruing to it without gross negligence, bad faith or willful misconduct on its part, arising out of or in connection with the acceptance or administration of the trust, including the costs and expenses (including counsel fees) of defending itself against any claim of liability in the premises. If the cash balances in the Reserve, Income and Capital Accounts of the affected Trust shall be insufficient to provide for amounts payable pursuant to this Section 7.04, the Trustee shall have the power to sell (i) Securities of the affected Trust from the Securities designated to be sold pursuant to Section 6.02, or (ii) if no such Securities have been so designated, such Securities of the affected Trust as the Trustee may see fit to sell in its own discretion, and to apply the proceeds of any such sale in payment of the amounts payable pursuant to this Section 7.04.

Notwithstanding anything to the contrary herein, if the Trustee sells or otherwise liquidates Fund Shares pursuant to this Section 7.04, the Trustee shall do so, as nearly as practicable, on a pro rata basis among all Securities held by a Trust.

The Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any sale of Securities made pursuant to this Section 7.04. Any moneys payable to the Trustee pursuant to this Indenture shall be secured by a prior lien on the affected Trust.”

47.       The second paragraph of Section 9.02 of Standard Terms and Conditions of Trust shall be replaced in its entirety with the following:

“In the event of any termination of the Trust prior to the Mandatory Termination Date, the Trustee shall proceed to liquidate the Securities then held and make the payments and distributions provided for hereinafter in this Section 9.02, except that in such event, the distribution to each Unitholder shall be made in cash and shall be such Unitholder’s pro rata interest in the balance of the Reserve, Capital and Income Accounts after the deductions herein provided. In the event that the Trust shall terminate on the Mandatory Termination Date, the Trustee shall, not less than thirty (30) days prior to the Mandatory Termination Date, send a written notice to all Unitholders of record. If such Unitholder owns the minimum number of Units set forth in a Trust’s Prospectus, such notice shall further indicate that such Unitholder may elect to receive an In Kind Distribution in connection with the termination of such Trust (as described in Section 6.02). The Trustee will honor duly executed requests for In Kind Distributions received by the close of business ten (10) Business Days prior to the Mandatory Termination Date. Unitholders who do not effectively request an In Kind Distribution shall receive their distribution upon termination in cash. Notwithstanding anything to the contrary herein, no Unitholder of a Grantor Trust may elect to receive an In Kind Distribution in connection with the termination of such Trust within thirty (30) days of the termination of such Trust.”

48.       The fourth paragraph of Section 9.02 of Standard Terms and Conditions of Trust shall be replaced in its entirety with the following:

“In connection with the termination of a Trust, the Trustee will liquidate the Securities not segregated for In Kind Distributions during such period and in such daily amounts as the Supervisor shall direct. The Depositor shall direct the liquidation of the Securities in such manner as to effectuate orderly sales and a minimal market impact. Notwithstanding the foregoing, the Depositor shall direct the liquidation of Options in a Trust in an effort to liquidate all such Options prior to the expiration of such Options, provided, however, if the Depositor determines that it is in the best interest of the Trust, the Depositor may direct the Trustee to take such action as is necessary to exercise each in-the-money purchased Option and to provide for the settlement of the exercise of any written Option assigned to the Trust. In the event the Depositor does not provide directions as to the liquidation of Securities, the Securities shall be sold within a reasonable period and in such manner as the Trustee, in its sole discretion, shall determine, provided that the Trustee shall liquidate each Option position in a Trust on its expiration date prior to expiration or exercise, provided further that if any Option is not so liquidated, the Trustee shall take such action as is necessary to exercise each in-the-money purchased Option and to provide for the settlement of the exercise of any written Option assigned to the Trust. The Trustee shall not be liable for or responsible in any way for depreciation or loss incurred by reason of any sale or sales made in accordance with the Depositor’s direction or, in the absence of such direction, in the exercise of the discretion granted by this Section 9.02. The Trustee shall deduct from the proceeds of these sales and pay any tax or governmental charges and any brokerage commissions in connection with such sales. Amounts received by the Trustee representing the proceeds from the sales of Securities shall be credited to the Capital Account.”

49.       Section 9.02(a) through (c) of Standard Terms and Conditions of Trust shall be replaced in its entirety with the following:

“(a) deduct from the Reserve Account, or, to the extent funds are not available from the Reserve Account, from the Income Account of such Trust or, to the extent that funds are not available in the Income Account of such Trust, from the Capital Account of such Trust, and pay to itself individually an amount equal to the sum of (i) its accrued compensation for its ordinary recurring services, (ii) any compensation due it for its extraordinary services in connection with such Trust, and (iii) any costs, expenses or indemnities in connection with such Trust as provided herein;

(b) deduct from the Reserve Account, or, to the extent funds are not available from the Reserve Account, from the Income Account of such Trust or, to the extent that funds are not available in the Income Account, from the Capital Account of such Trust, and pay accrued and unpaid fees of the Depositor and counsel (and Supervisor and Evaluator, if applicable) in connection with such Trust, if any;

(c) deduct from the Reserve Account, or, to the extent funds are not available from the Reserve Account, from the Income Account of such Trust or the Capital Account of such Trust any amounts which may be required to be deposited in the Reserve Account to provide for payment of any applicable taxes or other governmental charges and any other amounts which may be required to meet expenses incurred under this Indenture in connection with such Trust;”

50.       Notwithstanding anything to the contrary in the Standard Terms and Conditions of Trust, no Unitholder other than the Depositor may request a distribution of Securities in-kind pursuant to Sections 6.02, 6.04 or 9.02.

51.       The first sentence in Section 9.01(b) of the Standard Terms and Conditions of Trust shall be replaced in its entirety with the following:

“Except for the amendments, changes or modifications as provided in Section 9.01(a), neither the parties hereto nor their respective successors shall consent to any other amendment, change or modification of this Indenture without the giving of notice and the obtaining of the approval or consent of Unitholders representing at least 80% of the Units then outstanding of the affected Trust.”

52.       The first sentence in Section 9.02 of the Standard Terms and Conditions of Trust shall be replaced in its entirety with the following:

“This Indenture and each Trust created hereby shall terminate upon the maturity, redemption, sale or other disposition as the case may be of the last Security held in such Trust hereunder unless sooner terminated as herein specified, and may be terminated at any time by the written consent of 80% of the Unitholders of the respective Trust; provided that in no event shall any Trust continue beyond its Mandatory Termination Date. Upon the date of termination the registration books of the Trustee shall be closed.”

In Witness Whereof, the undersigned have caused this Trust Agreement to be executed; all as of the day, month and year first above written.

Advisors Asset Management, Inc.

By	/s/ALEX R. MEITZNER
Senior Vice President

The Bank of New York Mellon

By	/s/ Margarita Kalantarova
Vice President

Schedule A to Trust Agreement

Securities Initially Deposited

in

Advisors Disciplined Trust 2340

Incorporated herein by this reference and made a part hereof is the schedule set forth under
“Investment Summary—Portfolio” in the Prospectus for the Trust.